                                                                   EXHIBIT 12.1


                                                              MARCH 31,                     YEAR ENDED,
                                                               1998          1997        1996          1995       1994       1993
                                                               ----          ----        ----          ----       ----       ----
Fixed Charges:
   Interest on debt                                           6,048        20,105      13,458        14,913      7,786      4,134
   Interest on Deposits                                       8,429        25,958      21,357        l7,033      9,727      7,694
   Amortization of debt discount and expenses                     -             -           -             -          -          -
                                                             ---------------------------------------------------------------------
     Total                                                   14,477        46,063      34,815        31,946     17,513     11,828

Preferred Dividends:
   Amount declared                                              162           546           -             -          -          -
                                                             ---------------------------------------------------------------------
   Gross up to pretax                                           288           742           -             -          -          -
                                                             ---------------------------------------------------------------------

Earnings:
   Consolidated net income                                      436         4,217       2,552         2,720        540      1,377
   Add back:
     Consolidated provision for income taxes                    475         1,657       1,195         1,660        182        842
     Cumulative effect of change in acctg. policy                 -             -           -             -          -       (170)
     Fixed charges less interest capitalized                 14,477        46,063      34,815        31,946     17,513     11,828
                                                             ---------------------------------------------------------------------
        Sub-total                                            15,388        51,937      38,562        36,326     18,235     13,877

Less: Undistributed earnings of subsidiaries
   AGT Mortgage Services                                          -          (642)       (119)            -          -          -
   AGT PRA                                                      526        (1,138)       (121)            -          -          -
                                                             ---------------------------------------------------------------------
        Total                                                14,862        53,717      38,802        36,326     18,235     13,877

Ratio of Earnings to Fixed Charges:
   Including interest on deposits                              1.03          1.17        1.11          1.14       1.04       1.17
                                                             ---------------------------------------------------------------------
   Excluding interest on deposits                              1.06          1.38        1.30          1.29       1.09       1.50
                                                             ---------------------------------------------------------------------

Ratio of Earnings to Fixed Charges and Preferred Dividends:
   Including interest on deposits                              1.01          1.15        1.11          1.14       1.04       1.17
                                                             ---------------------------------------------------------------------
   Excluding interest on deposits                              1.02          1.33        1.30          1.29       1.09       1.50
                                                             ---------------------------------------------------------------------